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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                       August 1, 2003
                                           CLIENT/MATTER NUMBER
                                           083697-0153

WPS Resources Corporation
700 North Adams Street
Green Bay, Wisconsin 54307-9001
Ladies and Gentlemen:

     We have acted as counsel for WPS Resources Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement and the Prospectus relate to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $350,000,000 of senior or subordinated debt securities of the Company (the "Debt Securities"), to be issued under a Senior Indenture dated as of October 1, 1999 (the "Senior Indenture"), between the Company and U.S. Bank National Association (the "Senior Trustee"), f/k/a Firstar Bank, National Association, or a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and a Trustee (the "Subordinated Trustee"), and/or common stock (the "Common Stock") of the Company with attached common stock purchase rights (the "Rights"). The Debt Securities and the Common Stock with attached Rights are collectively referred to herein as the "Securities".

     We have examined the Restated Articles of Incorporation of the Company; the By-laws of the Company, the Senior Indenture and the form of Subordinated Indenture filed as an exhibit to the Registration Statement. In addition, we are familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

     Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement, pricing supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission

BRUSSELS     DETROIT         MILWAUKEE     SAN DIEGO           TAMPA
CHICAGO      JACKSONVILLE    ORLANDO       SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER       LOS ANGELES     SACRAMENTO    SAN FRANCISCO       WEST PALM BEACH
             MADISON                       TALLAHASSEE
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WPS Resources Corporation
Page 2

describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (v) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

     2. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Subordinated Trustee is qualified to act as Subordinated Trustee under the Subordinated Indenture; (B) the Subordinated Trustee has duly executed and delivered the Subordinated Indenture; (C) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Company to the Subordinated Trustee; (D) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (E) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

     3. With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law; and

     4. The Rights attached to the shares of Common Stock when issued pursuant to the terms of the Rights Agreement dated December 12, 1996 between the Company and U.S. Bank

WPS Rources Corporation
Page 3

National Association (f/k/a Firstar Bank, National Association), successor in interest to Firstar Trust Company, as amended, will be validly issued.

     We understand that we may be referred to as counsel who have passed upon the validity of the Debt Securities or the issuance of the Common Stock, on behalf of the Company, in the Prospectus and one or more prospectus supplements filed with the Securities and Exchange Commission pursuant to the Securities Act and one or more pricing supplements filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit (5) thereto.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER